Exhibit 10.15

SEVERANCE COMPENSATION AGREEMENT

SEVERANCE COMPENSATION AGREEMENT dated as of                 , 2003 between Transaction Systems Architects, Inc., a Delaware corporation (the “Company”), and the executive whose name appears on the signature page of this Agreement (the “Executive”).

WHEREAS, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive and the other benefits the Company will provide the Executive if the Executive’s employment with the Company terminates under certain circumstances described herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.     TERM.

This Agreement shall remain in effect as long as the Executive is employed by the Company.

2.     TERMINATION.

(a)                           The Executive shall be entitled to the compensation provided in Section 3 of this Agreement if the Executive’s employment is terminated as a result of the Executive’s death or by the Company as a result of (i) the Executive’s Disability (as defined in Section 2(b) below); (ii) the Executive’s Retirement (as defined in Section 2(c) below); or (iii) any other reason other than Cause (as defined in Section 2(d) below).

(b)                           If, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been unable, with or without a reasonable accommodation, to perform his duties with the Company on a full-time basis for six months and within 30 days after a Notice of Termination (as defined in Section 2(e) below) is thereafter given by the Company, the Executive shall not have returned to the full-time performance of the Executive’s duties, the Company may terminate the Executive’s employment for “Disability.”

(c)                           For purposes of this Agreement only, “Retirement” shall mean termination by the Company of the Executive’s employment based on the Executive’s having reached age 65 or such other age as shall have been fixed in any arrangement established pursuant to this Agreement with the Executive’s consent with respect to the Executive.

(d)                           For purposes of this Agreement only, “Cause” shall mean: (i) the Executive’s conviction of a felony involving moral turpitude; (ii) the Executive’s serious, willful gross misconduct or willful gross neglect of duties (other than any such neglect resulting from the Executive’s incapacity due to physical or mental illness), which, in either case, has resulted, or in all probability is likely to result, in material economic damage to the Company; provided no act or failure to act by the Executive will constitute Cause under this clause (ii) if the Executive believed in good faith that such act or failure to act was in the best interest of the Company; or (iii) the Executive’s violation of any provision of the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as the same may be amended from time to time (the “Code of Ethics”).  For purposes of clause (iii) of this subsection (d), the Executive shall be deemed to be subject to the provisions of the Code of Ethics regardless of whether the Executive is a Senior Officer as defined in the Code of Ethics or otherwise subject to the Code of Ethics.

For purposes of this Agreement only, any termination of the Executive’s employment by the Company for Cause shall be authorized by a vote of at least a majority of the non-employee members of the Board of Directors of the Company (the “Board”) within 12 months of a majority of such non-employee members of the Board having actual knowledge of the event or circumstances providing a basis for such termination.  In the case of clause (ii) of the second sentence of this subsection (d), the Executive shall be given notice by the Board specifying in detail the particular act or failure to act on which the Board is relying in proposing to terminate him for cause and offering the Executive an opportunity, on a date at least 14 days after receipt of such notice, to have a hearing, with counsel, before a majority of the non-employee members of the Board, including each of the members of the Board who authorized the termination for Cause.  The Executive shall not be terminated for Cause if, within 30 days after the date of the Executive’s hearing before the Board (or if the Executive waives a hearing, within 30 days after receiving notice of the proposed termination), he has corrected the particular act or failure to act specified in the notice and by so correcting such act or failure to act he has reduced the economic damage his act or failure to act has allegedly caused the Company to a level which is no longer material or has eliminated the probability that such act or failure to act is likely to result in material economic damage to the Company.  No termination for Cause shall take effect until the expiration of the correction period described in the preceding sentence and the determination by a majority of the non-employee members of the Board that the Executive has failed to correct the act or failure to act in accordance with the terms of the preceding sentence.

Anything herein to the contrary notwithstanding, if, following a termination of the Executive’s employment by the Company for Cause based upon the conviction of the Executive for a felony involving moral turpitude such conviction is finally overturned on appeal, the Executive shall be entitled to the compensation provided in Sections 4(a) and 4(c) of the Change in Control Agreement (as defined in Section 8 below).  In lieu of the interest provided in clause (iv) of the first sentence of Section 4(a) of the Change in Control Agreement and the interest provided in the second sentence of Section 4(c) of the Change in Control Agreement, however, the compensation provided in Sections 4(a) and 4(c) of the Change in Control Agreement shall be increased by a ten percent rate of interest, compounded annually, calculated from the date such compensation would have been paid if the Executive’s employment had been terminated without Cause.

(e)           Any termination of the Executive by the Company pursuant to Section 2(b), 2(c) or 2(d) above shall be communicated by a Notice of Termination to the Executive.  For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.  For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

(f)            “Date of Termination” shall mean (i) if the Executive’s employment is terminated as a result of the death of the Executive, the date of the Executive’s death, (ii) if the Executive’s employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such 30-day period), and (iii) if the Executive’s employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

3.             COMPENSATION UPON TERMINATION OF EMPLOYMENT.

(a)           If the Executive’s employment with the Company is terminated for death or by the Company for Disability or Retirement, the Executive shall be entitled to receive in a lump sum cash payment within five days after his Date of Termination (as defined in Section 2(f) above) the following:

                (i)            his earned but unpaid base salary through his Date of Termination; plus

(ii)           a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the quarterly incentive award (whether paid or payable in cash or in securities of the Company) awarded to the Executive with respect to the Company’s most recent fiscal quarter ending prior to the Date of Termination.

(b)           If the Executive’s employment with the Company is terminated by the Company for a reason other than Cause, Disability or Retirement, the Executive shall be entitled to receive in a lump sum cash payment within five days after his Date of Termination (as defined in Section 2(f) above) the following:

(i)            his earned but unpaid Base Salary (as defined below) through his Date of Termination;

(ii)           an amount equal to his Base Salary for six months; plus

(iii)          a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the quarterly incentive award (whether paid or payable in cash or in securities of the Company) awarded to the Executive with respect to the Company’s most recent fiscal quarter ending prior to the Date of Termination.

“Base Salary” means the Executive’s highest annual base compensation during the twenty-four months immediately preceding the Date of Termination (calculated on a per month basis), or such shorter period if the Executive has been employed for less than twenty-four months.

(c)           If pursuant to Section 2(b) above the Executive is entitled to the compensation provided in this Section 3, then the Executive will be entitled to continued participation in all non-equity based employee benefit plans or programs available to Company employees generally in which the Executive was participating on the Date of Termination, such continued participation to be at Company cost and otherwise on the same basis as Company employees generally, until the earlier of (i) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) or (ii) six months from the Date of Termination.

4.             NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

(a)   Except as provided in Section 3(b), the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination or otherwise.

(b)   The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive’s existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, incentive plan or securities plan, employment agreement or other contract, plan or agreement with or of the Company.

5.             BINDING AGREEMENT.

This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall he paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee or, if there be no such designee, to the Executive’s estate.

6.             NOTICE.

For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:

Transaction Systems Architects, Inc.

224 South 108th Avenue

Omaha, NE 68154

Attn: General Counsel

If to the Executive: at the address shown on the signature page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.             MISCELLANEOUS.

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska, without giving effect to any principles of conflicts of law.

8.             CONFLICT IN BENEFITS.

Except as otherwise provided in this Agreement, this Agreement is not intended to and shall not limit or terminate any other agreement or arrangement between the Executive and the Company presently in effect or hereafter entered into.  To the extent that the Executive is entitled to severance compensation pursuant to the terms of a Severance Compensation Agreement (Change in Control)(the “Change in Control Agreement”), the terms of the Change in Control Agreement shall be deemed to supercede the terms of this Agreement and the Executive’s entitlement to any severance compensation shall be determined under the Change in Control Agreement.

9.             VALIDITY.

                The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.           SURVIVORSHIP.

The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement.  Without limiting the foregoing, Section 11 shall expressly survive the termination of this Agreement.

11.           EFFECTIVE DATE.

This Agreement shall become effective upon execution.

12.           COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.           NO GUARANTEE OF EMPLOYMENT.

Neither this Agreement nor any action taken hereunder shall be construed as giving the Executive the right to be retained in employment with the Company, nor shall it interfere with either the Company’s right to terminate the employment of the Executive at any time or the Executive’s right to terminate his employment at any time.

14.           NO ASSIGNMENT BY EXECUTIVE.

Except as otherwise provided in Section 5(b), the Executive’s rights and interests under this Agreement shall not be assignable (in law or in equity) or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrances of any kind.

15.           WAIVER.

The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement shall not he deemed a waiver of such provision or any other provision of this Agreement.  Any waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision, and any waiver of default in any provision of this Agreement shall not be deemed to be a waiver of any later default thereof or of any other provision.

16.           WITHHOLDING.

All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

17.           HEADINGS.

The headings of this Agreement have been inserted for convenience of reference only and are to be ignored in the construction of the provisions hereof.

18.           NUMBERS AND GENDER.

The use of the singular shall be interpreted to include the plural and the plural the singular, as the context requires.  The use of the masculine, feminine or neuter shall be interpreted to include the masculine, feminine or neuter as the context shall require.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TRANSACTION SYSTEMS ARCHITECTS, INC.

By:

EXECUTIVE

Name:

Address: